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                                                                      EXHIBIT 11

                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                      (IN THOUSAND EXCEPT PER SHARE DATA)

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
                                                                 Quarter Ended                        Six Months Ended
                                                  ----------------------------------------   ------------------------------------
                                                     December 28,          December 29,        December 28,       December 29,
                                                        1997                   1996                1997               1996
                                                     ------------          ------------        ------------       ------------
COMPUTATIONS FOR STATEMENTS OF INCOME
Net income                                        $        10,294        $        16,694     $         7,662    $        11,432
                                                  ===============        ===============     ===============    ===============
Basic earnings per share of common stock:

  Average shares of common stock outstanding               24,903                 28,927              25,034             28,927
                                                  ===============        ===============     ===============    ===============

  Basic earnings per share of common stock        $          0.41        $          0.58     $          0.31    $          0.40
                                                  ===============        ===============     ===============    ===============


Diluted earnings per share of common stock:

  Average shares of common stock outstanding               24,903                 28,927              25,034             28,927


  Incremental common shares applicable to common
    stock options                                             151                    127                 155                127
                                                  ---------------        ---------------     ---------------    ---------------

  Average common shares assuming dilution                  25,054                 29,054              25,189             29,054
                                                  ===============        ===============     ===============    ===============

  Diluted earnings per share of common stock      $          0.41        $          0.57     $          0.30    $          0.39
                                                  ===============        ===============     ===============    ===============
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